Exhibit 11

Marcam Solutions, Inc.
Statement re Computation of Earnings (Loss) Per Share
In thousands (except per share data)

                                                           1997          1996           1995
                                                        ---------     ---------      ---------
   Net Loss                                             $ (46,883)    $ (26,326)     $ (34,357)
                                                        ---------     ---------      ---------
PRIMARY LOSS PER SHARE
Common Stock:
   Shares outstanding from beginning of period              5,716         5,636          5,560
Pro rata shares:
   Exercise of stock options                                   15            44              5
   Sales of common stock under employee stock
    purchase plan                                              20            18             49
   Stock grants issued/(canceled)                              (1)           (6)            20
   Preferred stock conversion                                 285             -              -
                                                        ---------     ---------      ---------
Weighted average number of share outstanding                6,035         5,692          5,634
                                                        =========     =========      =========

Net loss per share                                      $   (7.77)    $   (4.63)     $   (6.10)
                                                        =========     =========      =========

FULLY DILUTED LOSS PER SHARE
Common Stock:
   Shares outstanding from beginning of period              5,716         5,636          5,560
Pro rata shares:
   Exercise of stock options                                   15            44              5
   Sales of common stock under employee stock
    purchase plan                                              20            18             49
   Stock grants issued/(canceled)                              (1)           (6)            20
   Preferred stock conversion                                 285             -              -
                                                        ---------     ---------      ---------
Weighted average number of share outstanding                6,035         5,692          5,634
                                                        =========     =========      =========

Net loss per share                                      $   (7.77)    $   (4.63)     $   (6.10)
                                                        =========     =========      =========

Note: Historical weighted average shares outstanding and net loss per share have been restated for the Distribution, which has been presented, in part for accounting purposes, as a 2-for-1 reverse stock split occurring on July 29, 1997.

